INDEMNITY AGREEMENT



  THIS AGREEMENT is made and entered into as of _____________, 19____, by and between 3Com Corporation, a California corporation ("Corporation"), and
___________________________ ("Agent").

RECITALS


  A. Agent performs a valuable service to the Corporation in his capacity as a director, officer or agent of the Corporation.

  B. The shareholders of the Corporation have adopted by-laws ("By-Laws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations of enterprises, as authorized by the California General Corporation Law, as amended ("Code").

  C. The By-Laws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons.

  D. In order to induce Agent to continue to serve in the capacity set forth above, the Corporation has determined and agreed to enter into this Agreement with Agent.

  NOW, THEREFORE, in consideration of Agent's continued service in the capacity set forth above after the date hereof, the parties hereto agree as follows:

  l. Service to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director, officer or agent of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the By-Laws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual publication that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no publication under this Agreement to continue Agent in any such position.

  2.  Maintenance of Liability Insurance.

    (a) The Corporation hereby covenants and agrees that, so long as the Agent shall continue to serve as an agent of the corporation and thereafter so long as the Agent shall be subject to any possible action, suit or proceeding by reason of the fact that the Agent was an agent of the Corporation, the Corporation, subject to Section 2(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

    (b) In all policies of D&O Insurance the agent shall be named as an insured in such a manner as to provide the Agent the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors, if the Agent is a director; or of the Corporation's officers, if the Agent is not a director of the Corporation but is an officer; or of the Corporation's key employees, if the Agent is not an officer or director but is a key employee.

    (c) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Agent is covered by similar insurance maintained by a subsidiary of the Corporation.

  3. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provision of the By-Laws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the By-Laws or the Code permitted prior to adoption of such amendment).

  4. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in
Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

    (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; and

    (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of Section 29 of the By-Laws and the Code.

  5. Limitations on Additional Indemnity. No indemnity pursuant to Section 4 hereof shall be paid by the
Corporation:

    (a) on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

    (b) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement, except in respect of any excess beyond payment under such insurance, clause, by-law or agreement;

    (c) in connection with any proceeding (or part thereof) initiated by agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 10 hereof;

    (d) if indemnification is prohibited by law, in which regard both the Agent and the Corporation are aware that:

      (i) Section 204(a)(10) of the Code, at the time of this Agreement, would prohibit indemnification:

	(1) on account of Agent's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

	(2) on account of Agent's acts or omissions that Agent believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Agent;

	(3) on account of any transaction from which Agent derived an improper personal benefit;

	(4) on account of Agent's acts or omissions that show a reckless disregard for the Agent's duty to the Corporation or its shareholders in circumstances in which Agent was aware, or should have been aware, in the ordinary course of performing Agent's duties, of a risk of serious injury to the Corporation or its shareholders;

	(5) on account of Agent's acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Agent's duty to the Corporation or its shareholders;

	(6)  on account of any liability of Agent under
Section 310 of the Code;

	(7)  on account of any liability of Agent under
Section 316 of the Code; and

	(8) on account of any act or omission of Agent occurring prior to the date when a provision in the Corporation's Articles of Incorporation eliminating or limiting the personal liability of the Corporation's directors for monetary damages in actions brought by or in the right of the Corruption, as authorized by Section
204(a)(10) of the Code, first became effective; and that

      (ii) Section 317(c) of the Code, at the time of this Agreement, would prohibit indemnification in respect of any action by or in the right of the Corporation to procure a judgment in its favor:

	(1) in respect of any claim, issue or matter as to which Agent shall have been adjudged to be liable to the Corporation in the performance of Agent's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent the court shall determine;

	(2) of amounts paid in settling or otherwise disposing of a pending action without court approval; and

	(3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

  6. Continuation of Indemnity. All Agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or competed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

  7. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damage, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 4 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

  8. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

    (a) the Corporation will be entitled to participate therein at its own expense;

    (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation,
(ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

    (c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent.

  9. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately by a court of last resort that Agent is not entitled to be indemnified under the provisions of this Agreement, the By-Laws, the Code or otherwise.

  10. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf or Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 4 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 9 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in
Section 4 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of directors or its shareholder) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this agreement or otherwise.

  11. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

  12. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Articles of Incorporation or By-laws, agreement, vote of shareholders of directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

  13.  Survival of Rights.

    (a) The rights conferred on Agent by this agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

    (b)  The Corporation shall require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

  14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Agent to the fullest extent permitted by law.

  15. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Subject to the last sentence of this Section 15, the parties agree to use their best efforts to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of this invalid or unenforceable provision. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify
Agent to the fullest extent provided by the By-Laws, the Code or any other applicable law.

  16. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

  17. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

  18. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

  19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same
Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

  20. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

  21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

    (a) If to Agent, at the address indicated on the signature page hereof.

    (b)  If to the Corporation, to

      3Com Corporation
      5400 Bayfront Plaza
      Santa Clara, CA  95052-8145

or to such other address as may have been furnished to Agent by the Corporation.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

3Com CORPORATION      AGENT



By_____________________________    _________________________
	 (Signature)                       (Signature)


Title__________________________    Agent's Address:


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